Exhibit 1.1

REINSURANCE GROUP OF AMERICA, INCORPORATED

Underwriting Agreement

$700,000,000

6.650% Fixed-Rate Reset Subordinated Debentures due 2055

February 26, 2025

BofA Securities, Inc.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

As Representatives of the

several Underwriters listed

in Schedule I hereto.

c/o BofA Securities, Inc.

201 North Tyron Street

Charlotte, North Carolina 28255-0001

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Morgan Stanley & Co. LLC

180 Varick Street

New York, New York 10014

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

Ladies and Gentlemen:

Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), agrees with the several Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representative (the “Representatives”) to issue and sell to the several Underwriters, $700,000,000 aggregate principal amount of its 6.650% Fixed-Rate Reset Subordinated Debentures due 2055 (the “Securities”). The Securities are to be issued under the Indenture, dated as of August 21, 2012 (the “Original Indenture”), as supplemented by the Tenth Supplemental Indenture, to be dated as of March 3, 2025 (together with the Original Indenture so supplemented, the “Indenture”), in each case, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). The terms “Representatives” and “Underwriters” shall mean either singular or plural as the context requires.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), an “automatic shelf registration statement” as defined under Rule 405 under the Act on Form S-3 (file number 333-270548), relating to securities, including the Securities, to be issued from time to time by the Company. Such registration statement, including the exhibits thereto and the other information and documents deemed pursuant to Rule 430B under the Act to be part thereof as amended to (and including) the date of this Underwriting Agreement (this “Agreement”), but excluding any Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is hereinafter referred to as the “Registration Statement”. The term “Basic Prospectus” means the prospectus, dated March 15, 2023, included in the Registration Statement. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement or supplements to the Basic Prospectus relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. The term “Prospectus” means the Basic Prospectus, as supplemented by the prospectus supplement including pricing information specifically relating to the Securities in the form filed pursuant to Rule 424(b) under the Act (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) and the term “preliminary prospectus” means any preliminary form of the Prospectus including the “subject to completion” legend required by Item 501(b)(10) under Regulation S-K under the Act which has heretofore been filed pursuant to Rule 424 under the Act. The term “Time of Sale Prospectus” means the Basic Prospectus, as supplemented by the preliminary prospectus last filed before the Applicable Time (as defined below) pursuant to Rule 424 under the Act relating specifically to the Securities, as of 3:00 P.M. New York City time on February 26, 2025 (the “Applicable Time”), together with the free writing prospectuses, if any, identified in Schedule II(A) hereto, and the term “free writing prospectus” has the meaning set forth in Rule 405 under the Act. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus or any free writing prospectus shall be deemed to refer to and include the filing of any free writing prospectus and the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are deemed to be incorporated therein by reference.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) The Company meets the requirements for use of an “automatic shelf registration statement” as defined under Rule 405 under the Act, on Form S-3, and has filed with the Commission the Registration Statement, which has become effective. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof and as of the Closing Date (as defined in Section 3 hereof) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply, and the Indenture complies, in all material respects with the Act, the Trust Indenture Act, and the Exchange Act and the applicable rules and regulations thereunder, (v) each free writing prospectus filed by the Company, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified, as they exist as of the time of filing of such free writing prospectus, (vi) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering and at the Closing Date, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vii) the Prospectus, as of its date and as of the Closing Date, does not and will not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus as of its date and the Closing Date based upon information relating to the Underwriters or any underwriting arrangements, as furnished to the Company in writing through the Underwriters expressly for use therein, which consists of (A) the names and titles of the Underwriters as set forth on the front and back cover pages of the preliminary prospectus and the Prospectus and the names of the Underwriters as listed in the “Underwriting” section in the preliminary prospectus and the Prospectus, (B) the selling concession figures appearing in the third paragraph under the caption “Underwriting” in the Prospectus, (C) the following information contained under the caption “Underwriting” in the preliminary prospectus: (x) in the third sentence of the sixth paragraph related to market making, (y) under the “Stabilization, short positions and penalty bids” caption (including but not limited to the four bulleted items therein) and (z) the eleventh and twelfth paragraphs related to services provided by the Underwriters and related to investments and securities activities by the Underwriters, it being understood that twenty-seven paragraphs appear within the “Underwriting” section and (D) the following information contained under the caption “Underwriting” in the Prospectus: (x) in the third sentence of the sixth paragraph related to market making, (y) under the “Stabilization, short positions and penalty bids” caption (including but not limited to the four bulleted items therein) and (z) the eleventh and twelfth paragraphs related to services provided by the Underwriters and related to investments and securities activities by the Underwriters, it being understood that twenty-seven paragraphs appear within the “Underwriting” section.

(c) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement fairly present, in all material respects, the consolidated financial condition and results of operations of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in financial position for the periods therein specified; neither the Company nor any of its consolidated subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus or Time of Sale Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and Time of Sale Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Basic Prospectus, there has not been any material change in the capital stock (other than issuances of common stock upon the exercise of outstanding employee stock options or pursuant to existing employee compensation plans) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), earnings, business or properties of the Company and its consolidated subsidiaries taken as a whole whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus and Time of Sale Prospectus.

(d) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act.

(e) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(f) Any free writing prospectus, including, without limitation, any electronic road show, when taken together with the Time of Sale Prospectus, accompanying, or delivered prior to the delivery of, such free writing prospectus, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Company has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Basic Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be qualified in any such jurisdiction; and each subsidiary of the Company representing 10% or more of (i) both (x) the consolidated earnings of the Company before income taxes and extraordinary items during the fiscal year ended December 31, 2024, and (y) the consolidated total revenue of the Company during the year ended December 31, 2024, or (ii) the consolidated total assets of the Company as of December 31, 2024 (each such subsidiary as set forth in Schedule III hereto, a “Significant Subsidiary”) has been duly incorporated or organized and is validly existing as a corporation or limited liability company under the laws of its jurisdiction of incorporation or organization except where the failure to be so qualified or have such power and authority would not, individually or in the aggregate, have a material adverse effect on the business, financial position, stockholders’ equity, or results of operations of the Company and its subsidiaries taken as a whole or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture (a “Material Adverse Effect”).

(h) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all the outstanding shares of capital stock or other equity interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, all outstanding shares of capital stock or other interests of the Significant Subsidiaries are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except those that would not, individually or in the aggregate, have a Material Adverse Effect.

(i) The Securities have been duly authorized, and, when the Securities are issued and delivered pursuant to this Agreement, such Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly qualified under the Trust Indenture Act and, at the Closing Date, the Indenture will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms; in each case, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity.

(j) The Indenture and this Agreement have been duly authorized, executed and delivered by the Company.

(k) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, this Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject, except for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of (i) the articles of incorporation or bylaws or other organizational documents, as applicable, of the Company or any Significant Subsidiary or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any subsidiary or any of its respective properties, except, in the case of (ii) above, for such violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Securities, this Agreement and the Indenture, except such as have been, or will have been prior to the Closing Date (as defined in Section 3 hereof), obtained under the Act, the Trust Indenture Act and the Exchange Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(l) Other than as set forth in the Prospectus and the Time of Sale Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would individually or in the aggregate be reasonably likely to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(m) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names that singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

(n) The Company is not and, after giving effect to the issuance and sale of the Securities, will not be an “investment company” or an entity controlled by an “investment company” required to be registered under the Investment Company Act of 1940, as amended.

(o) To the best of the Company’s knowledge and belief, the Company has complied in all material respects with, and the conduct of its business and the conduct of business by its subsidiaries does not violate in any material respect, (i) any statute, law, regulation, rule, order or directive of any federal, state or local governmental authority applicable to the Company and its subsidiaries or (ii) the articles of incorporation and bylaws or other organizational documents, as applicable, of the Company and its subsidiaries.

(p) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(q) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Prospectus and the Time of Sale Prospectus, there are no material weaknesses in the Company’s internal controls over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(r) None of the Company or any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(s) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(t) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (such sanctions, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company does not intend to directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the purpose of financing the activities of any person, or in any country or territory, that is subject to any Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries have not knowingly engaged in since April 24, 2019, and are not knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(u) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(v) The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(w) The Company and its subsidiaries have taken commercially reasonable measures to maintain protections against unauthorized access to, or disruption or failure of, their information technology systems. To the Company’s knowledge, during the past twelve months, neither the Company nor any of its subsidiaries have experienced a cybersecurity incident that was determined by the Company to be material (on a consolidated basis).

(x) The statements made in the Time of Sale Prospectus and the Prospectus under the caption “Description of the notes” (including any statements referred to in the applicable paragraphs of the “Description of Debt Securities of RGA” section of the Basic Prospectus included in the Prospectus), insofar as such statements constitute summaries of the Indenture and the Securities, are accurate in all material respects. The Securities conform in all material respects to the description thereof in the Time of Sale Prospectus and the Prospectus.

(y) Deloitte & Touche LLP (“Deloitte & Touche”), who has issued an opinion on the consolidated financial statements and supporting schedules included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, included or incorporated by reference in each of the Time of Sale Prospectus and the Prospectus and has audited the Company’s internal control over financial reporting as of December 31, 2024, is an independent registered public accounting firm as required by the Securities Act.

(z) The consolidated historical statements together with the related schedules and notes fairly present, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024 in accordance with United States generally accepted accounting principles consistently applied throughout such periods. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(aa) The Master Transaction Agreement, dated as of February 23, 2025 (“Master Transaction Agreement”), between RGA Reinsurance Company, a subsidiary of the Company (the Company Party”), and Equitable Financial Life Insurance Company, Equitable Financial Life Insurance Company of America and Equitable Financial Life and Annuity Company (collectively, the “Counterparties”), pursuant to which the Company Party would reinsure a closed block of life insurance policies from the Counterparties (the “Reinsurance Transaction”), is a valid and binding agreement of the Company Party, enforceable against the Company Party in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity. Based on the Company’s due diligence review of the life insurance policies and other materials provided by the Counterparties subject to the Master Transaction Agreement, nothing has come to the Company’s attention that has caused it to believe that the statements made in the Time of Sale Prospectus and the Prospectus under the captions “Prospectus Supplement Summary—Recent Developments—Pending Reinsurance Transaction” and “Risk Factors—Risks related to the Reinsurance Transaction” contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has not received any notice of termination of the Master Transaction Agreement, and the Company has no knowledge that the conditions to the closing of the Reinsurance Transaction will not be satisfied within the timeframe contemplated in the Master Transaction Agreement.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the several Underwriters as provided in this Agreement, and each Underwriter agrees, severally and not jointly, to purchase from the Company the Securities at a purchase price of 99.000% of the principal amount thereof in the respective aggregate principal amounts of the Securities set forth opposite the name of such Underwriter in Schedule I hereto.

3. Delivery and Payment. Securities to be purchased by the Underwriters hereunder, in definitive form to the extent practicable, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the respective accounts of the several Underwriters electronically to Simpson Thacher & Bartlett, LLP on March 3, 2025 at 10:00 A.M., New York City time (or such later date not later than five business days after such specified date as the Underwriters and the Company may agree upon in writing), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by or on behalf of such Underwriter of the purchase price thereof in Federal (same day) funds by official bank check or checks to or upon the order of the Company or by wire transfer to an account specified by the Company.

The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 5:00 P.M. New York City time on the business day prior to the Closing Date.

4. Agreements.

(a) The Company agrees with each Underwriter that:

(i) Prior to the termination of the offering of the Securities, the Company will not file any amendment or supplement to the Registration Statement, the Basic Prospectus or the Time of Sale Prospectus and will not provide additional information to the Commission relating to the Registration Statement, the Basic Prospectus or the Time of Sale Prospectus unless the Company has furnished the Representatives a copy for its review and provided the Representatives with a reasonable opportunity to comment on such proposed amendment, supplement or information prior to filing or submitting the same and will not file any such proposed amendment or supplement and will not submit such additional information to which the Representatives reasonably object. The Company will promptly advise the Representatives in writing (i) when the Prospectus shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement relating to the Securities shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for such purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(ii) As soon as practicable but in any event not later than twelve months after the deemed effective date of the Registration Statement (as defined in Rule 158(c) under the Act), the Company will make generally available to its securityholders and to the Representatives a consolidated earnings statement or statements of the Company and its subsidiaries (which need not be audited) which will satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission (including, at the option of the Company, Rule 158 under the Act).

(iii) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, a conformed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and will deliver to the Representatives during the period mentioned in Section 4(a)(iv) or 4(a)(v) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(iv) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with law.

(v) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(vi) The Company will promptly from time to time take such action as the Representatives may reasonably request to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and maintain such qualifications in effect so long as required for the distribution of the Securities, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(vii) The Company covenants and agrees with each Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus and any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) the cost of printing or producing this Agreement, the Indenture, any Blue Sky Survey, any Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities and Blue Sky laws as provided in Section 4(a)(vi) hereof, including any reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) all expenses related to any electronic road show; (v) any fees charged by securities rating services for rating the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee, Paying Agent or Transfer Agent and counsel for any such Trustee, Paying Agent or Transfer Agent in connection with the Securities; and (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 6 and Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

(viii) The Company will prepare the Prospectus as amended and supplemented in relation to the Securities in a form approved by the Representatives and will file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such other time as may be required by Rule 424(b), and file promptly, and (unless made available on the Commission’s EDGAR database) simultaneously provide the Representatives and, upon request, each of the other Underwriters, with a copy of, all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery (or in lieu thereof the notice referred to in Rule 173(a) under the Act) of a prospectus is required in connection with the offering or sale of such Securities. The Company will prepare a final term sheet, containing solely a description of the Securities, in a form approved by the Representatives and file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule, and will file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act.

(ix) The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or the rules or regulations thereunder within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the time of each sale of the Securities to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(x) Until the Closing Date, the Company will not, without the consent of the Representatives, offer, sell or contract to sell, or announce the offering of, any hybrid debt securities (except for the Securities issued hereunder) covered by the Registration Statement or any other registration statement filed under the Act.

(xi) The Company will pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(b) Each Underwriter and the Company agree as follows: The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus as defined in Rule 433 (an “Issuer Free Writing Prospectus”) or that would otherwise constitute a free writing prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the information contained in any final term sheet prepared and filed pursuant to Section 4(a)(viii) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses, if any, included in Schedule II hereto. Any such free writing prospectus consented to by the Representatives and the Company is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

5. Conditions to the Obligations of the Underwriters. The obligation of each Underwriter to purchase the Securities under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the Time of Sale Prospectus, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date with respect to such Securities (including the filing of any document incorporated by reference therein) and as of the Closing Date with respect to such Securities, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened; all requests by the Commission for additional information shall have been complied with to the satisfaction of the Underwriters; and the Prospectus with respect to such Securities shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) not later than the Commission’s close of business on the second day following the execution and delivery of this Agreement or, if applicable, such other time as may be required by Rule 424(b).

(b) The Company shall have furnished to the Underwriters the opinion of William L. Hutton, Esq., Executive Vice President, General Counsel and Secretary of the Company, dated the Closing Date, in substantially the form attached hereto as Annex I.

(c) The Underwriters shall have received (i) an opinion, dated the Closing Date, of Bass, Berry & Sims PLC, counsel for the Company, in substantially the form attached hereto as Annex II-A, and (ii) a negative assurance letter, dated the Closing Date, of Bass, Berry & Sims PLC, counsel for the Company, in substantially the form attached hereto as Annex II-B.

(d) The Underwriters shall have received from Simpson Thacher & Bartlett, LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Time of Sale Prospectus, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as it reasonably requests for the purpose of enabling it to pass upon such matters.

(e) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer, an Executive Vice President or a Senior Vice President and the principal financial or accounting officer or treasurer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Time of Sale Prospectus, the Prospectus and this Agreement and that to the best of their knowledge after reasonable investigation:

(i) The representations and warranties of the Company in this Agreement are true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations, warranties and agreements shall be true and correct in all respects) as of the date hereof and as of the Closing Date, with the same effect as if made on the Closing Date, and the Company has complied with, in all material respects, all of its agreements contained herein to be performed prior to the Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) Since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, there has been no material adverse change nor any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company and its consolidated subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Time of Sale Prospectus and the Prospectus.

(f) At the time this Agreement is executed and at the Closing Date, Deloitte & Touche, as independent accountants for the Company, shall have furnished to the Underwriters a letter or letters (which may refer to letters previously delivered to the Underwriters), dated such date, in form and substance reasonably satisfactory to the Underwriters.

(g) Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there shall not have occurred (i) any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus or (ii) any material change or decrease in those items specified in the letter or letters referred to in paragraph (f) of this Section 5 the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(i) On or after the Applicable Time and subsequent to the execution and delivery of this Agreement, and prior to the Closing Date there shall not have occurred any downgrading, nor shall notice have been given of any intended or potential downgrading or placement “under review” with negative implications or with no indication of the direction of the possible change of the rating accorded any securities of, or guaranteed by, the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(j) Company shall have furnished to the Underwriters a certificate, dated the date hereof and the applicable Closing Date, of its Chief Financial Officer in form reasonably satisfactory to the Representatives covering certain financial information of the Company and the Counterparties contained in the Time of Sale Prospectus, the Prospectus and the road show.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters in accordance with the terms of this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date, by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

6. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Company will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each of such Underwriter’s directors, officers and affiliates, and each person who controls such Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, any other free writing prospectus (including, without limitation, any electronic road show) or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to any Underwriter or the underwriting arrangements furnished to the Company through the Representatives expressly for use in the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter or the underwriting arrangements furnished to the Company through the Representatives expressly for use in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

(c) Promptly after receipt by an indemnified party under Section 7(a) or Section 7(b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 7(a) or Section 7(b), notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 7(a) or Section 7(b). In case any such action shall be brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so as to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel in each applicable jurisdiction), approved by the Underwriters in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall have the right to, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party so long as such settlement (i) is limited to the payment of monetary damages only, (ii) includes an unconditional release of the indemnified party from all liability arising out of such proceeding and (iii) does not (x) include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party or (y) otherwise give rise to additional liabilities on the part of the indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or actions in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or action in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the

Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters for Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

8. Default by an Underwriter.

(a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under this Agreement, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that it has so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Closing Date for such Securities for a period of not more than five days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase under this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase under this Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 6 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities on the Closing Date, if prior to such time (i) trading in the Company’s common stock or any preferred stock or preferred securities shall have been suspended or materially limited by the Commission or the New York Stock Exchange (“NYSE”) or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in markets in the United States or elsewhere or any calamity or crisis that, in the judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the Closing Date, as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

11. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 11:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

(ii) “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd- Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered, telecopied, telegraphed or emailed and confirmed to the Underwriters, c/o BofA Securities, Inc., 114 W 47th Street, NY8-114-07-01, New York, New York 10036, Facsimile: (212) 901-7881, Attention: High Grade Debt Capital Markets Transaction Management/Legal; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Facsimile: (212) 902-3000; Attention: Registration Department; Morgan Stanley & Co. LLC, 180 Varick Street, New York, New York 10014, Attention: Equity Syndicate Desk; and RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Fax No.: (212) 428-6308, Attention: DCM Transaction Management. Notices sent to the Company, will be mailed, delivered, telecopied or telegraphed to and confirmed to it at Reinsurance Group of America, Incorporated, 16600 Swingley Ridge Road, Chesterfield, Missouri 63017, attention of the General Counsel.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13. Authority of the Representatives. The Representatives will act for the several Underwriters in connection with this Agreement, and any action under this Agreement taken by the Representatives shall be binding upon all the Underwriters.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Entire Agreement.

(a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) each of the Underwriters has acted at arm’s length and is not an agent of, and owes no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Choice of Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

Signature pages follow.

Very truly yours,

REINSURANCE GROUP OF AMERICA, INCORPORATED

By:	/s/ Laura Cockrill
	Name:	Laura Cockrill
	Title:	Executive Vice President and Deputy Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted and agreed by:

BOFA SECURITIES, INC.

As Representative of the several Underwriters listed in Schedule I hereto.

By:	/s/ Randolph B. Randolph
	Name:	Randolph B. Randolph
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Accepted and agreed by:

GOLDMAN SACHS & CO. LLC

As Representative of the several Underwriters listed in Schedule I hereto.

By:	/s/ Thomas Healy
	Name:	Thomas Healy
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Accepted and agreed by:

MORGAN STANLEY & CO. LLC

As Representative of the several Underwriters listed in Schedule I hereto.

By:	/s/ Erica Mui
	Name:	Erica Mui
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Accepted and agreed by:

RBC CAPITAL MARKETS, LLC

As Representative of the several Underwriters listed in Schedule I hereto.

By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

[Signature Page to Underwriting Agreement]

Schedule I

Underwriter	Aggregate Principal Amount of Securities to be Purchased
BofA Securities, Inc.	$168,000,000
Goldman Sachs & Co. LLC	$154,000,000
Morgan Stanley & Co. LLC	$140,000,000
RBC Capital Markets, LLC	$140,000,000
Credit Agricole Securities (USA) Inc.	$24,500,000
Mizuho Securities USA LLC	$24,500,000
MUFG Securities Americas Inc.	$24,500,000
SMBC Nikko Securities Americas, Inc.	$24,500,000

Total	$700,000,000

Schedule II

Free Writing Prospectuses

A. Free Writing Prospectus deemed part of the Time of Sale Prospectus

•	The Pricing Term Sheet, dated February 26, 2025, a copy of which is attached hereto.

B. Free Writing Prospectus not deemed part of the Time of Sale Prospectus

•	The Road Show, as posted on NetRoadshow on February 25, 2025, with restricted access.

Free Writing Prospectus	Filed pursuant to Rule 433
Relating to the Preliminary Prospectus	Registration Statement No. 333-270548
Supplement dated February 25, 2025
To the Prospectus dated March 15, 2023

Reinsurance Group of America, Incorporated

$700,000,000 6.650% Fixed-Rate Reset Subordinated Debentures due 2055

Final Term Sheet

Dated February 26, 2025

Issuer	Reinsurance Group of America, Incorporated

Expected Ratings (Moody’s / S&P)**	[Intentionally omitted.]

Security	6.650% Fixed-Rate Reset Subordinated Debentures due 2055 (the “Debentures”)

Distribution	SEC Registered

Principal Amount	$700,000,000

Trade Date	February 26, 2025

Settlement Date (T+3)*	March 3, 2025

Maturity Date	September 15, 2055

Interest Rate and Interest Payment Dates	The Debentures will bear interest (i) from and including the date of original issue to, but excluding, September 15, 2035 (the “First Reset Date”) at the fixed rate of 6.650% per annum and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus 2.392% to be reset on each Reset Date. The Issuer will pay interest semi- annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2025, subject to the Issuer’s right to defer interest payments, as set forth in the preliminary prospectus supplement dated February 25, 2025 under the heading “Prospectus supplement summary—The offering— Optional interest deferral.”

Day Count Convention	30/360, unadjusted.

Price to Public	100% of principal amount.

Underwriting Discounts	1.00%

Net Proceeds to Issuer (after underwriting discount and before expenses)	$693,000,000

Optional Redemption	Redeemable in whole at any time or in part from time to time (i) during the three-month period prior to, and including, the First Reset Date and the three- month period prior to, and including, each subsequent Reset Date (each such period, a “Par Call Period”), at a redemption price equal to 100% of the principal amount of the Debentures being redeemed, and (ii) on any date that is not within a Par Call Period, at a redemption price equal to the greater of (x) 100% of the principal amount of the Debentures being redeemed and (y) the sum of the present values of the remaining scheduled payments of principal of and interest on the Debentures being redeemed discounted to the redemption date (assuming the Debentures matured on the next following Reset Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, less interest accrued to the redemption date; plus, in each case, any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption; provided that if the Debentures are not redeemed in whole, at least $25 million aggregate principal amount of the Debentures must remain outstanding after giving effect to such redemption.

Redemption After the Occurrence of a Tax Event	Redeemable in whole, but not in part, at any time within 90 days of the occurrence of a Tax Event (as defined in the preliminary prospectus supplement to which this offering relates), at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption.

Redemption After the Occurrence of a Regulatory Capital Event	Redeemable in whole, but not in part, at any time within 90 days of the occurrence of a Regulatory Capital Event (as defined in the preliminary prospectus supplement to which this offering relates), at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption.

Redemption After the Occurrence of a Rating Agency Event	Redeemable in whole, but not in part, at any time within 90 days of the occurrence of a Rating Agency Event (as defined in the preliminary prospectus supplement to which this offering relates), at a redemption price equal to 102% of the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption.

Authorized Denominations	$2,000 and integral multiples of $1,000 in excess thereof.

CUSIP / ISIN	759351 AT6 / US759351AT60

Joint Book-Running Managers	BofA Securities, Inc.
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC

Co-Managers	Credit Agricole Securities (USA) Inc.
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
SMBC Nikko Securities Americas, Inc.

(*)

It is expected that delivery of the Debentures will be made against payment therefor on or about March 3, 2025, which is the third business day following the date hereof (such settlement cycle being referred to as “T+3”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Debentures prior to the business day immediately before the date of delivery of the Debentures in this offering will be required, by virtue of the fact that the Debentures initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Debentures who wish to trade the Debentures prior to the business day before the date of delivery of the Debentures in this offering should consult their own advisors.

(**)

An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the Debentures should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

The Issuer has filed a registration statement (including a prospectus, which consists of a preliminary prospectus supplement dated February 25, 2025 and an accompanying prospectus dated March 15, 2023) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling: BofA Securities, Inc. at 1-800-294-1322; Goldman Sachs & Co. LLC at 1-866-471-2526; Morgan Stanley & Co. LLC at 1-866-718-1649; and RBC Capital Markets, LLC at 1-866-375-6829.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

Schedule III

List of Significant Subsidiaries of Reinsurance Group of America, Incorporated

RGA Life and Annuity Insurance Company

RGA Reinsurance Company

RGA Reinsurance Company (Barbados) Ltd.

RGA Americas Reinsurance Company, Ltd.

RGA Americas Investments LLC

Annex I

Form of Opinion of Executive Vice President, General Counsel and Secretary

[Omitted.]

Annex II-A

Form of Opinion of Bass, Berry & Sims PLC

[Omitted.]

Annex II-B

Form of Negative Assurance Letter of Bass, Berry & Sims PLC

[Omitted.]